Exhibit 10.28

CONTRACT ASSIGNMENT AGREEMENT

This CONTRACT ASSIGNMENT AGREEMENT (this “Agreement”) is entered into on May 6, 2011 in Beijing by and among the following parties:

BEIJING MIYUAN INFORMATION TECHNOLOGY CO., LTD. (the “Assignor”), whose registered address is at Room 408-409, Floor 4, No.39 Anding  Road, Chaoyang District, Beijing;

MIYUAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD. (the “Assignee”), whose registered address is at Room 1701-9, No.98 Songhu Road, Yangpu District, Shanghai;

BEIJING HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD. (“Beijing Huaqianshu”), whose registered address is at Room 6552, Building 3, No.3 Xijing Road, Badachu High Tech Park, Shijingshan District, Beijing;

HAIYAN GONG, a Chinese citizen;

YONGQIANG QIAN, a Chinese citizen;

XU LIU, a Chinese citizen;

CHENG LI, a Chinese citizen;

FUPING YU, a Chinese citizen;

QINGJUN ZHU, a Chinese citizen;

The above natural persons are all parties to the Assigned Contracts listed in Appendix 1. Beijing Huaqianshu, Haiyan Gong, Yongqiang Qian, Xu Liu, Cheng Li, Fuping Yu and Qingjun Zhu are hereinafter collectively referred to as the “Assignment Consent Parties”.

In this Agreement, the above parties are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS:

1.             The Assignor is a party to the contracts listed in Appendix 1 hereof (the “Assigned Contracts”), pursuant to which, the Assignor enjoys certain rights and assumes certain obligations;

2.             The Assignor agrees to assign to the Assignee and the Assignee agrees to accept the Assigned Contracts according to the terms and conditions of this Agreement;

3.             The Assignment Consent Parties agree that the Assignor assigns the Assigned Contracts to the Assignee according to the terms and conditions of this Agreement.

NOW THEREFORE, the Parties enter into this Agreement through friendly consultations.

1.             Assignment of the Contracts

1.1           The Assigned Contracts shall mean the assigned contracts listed in Appendix 1 hereof that the Assignor intends to assign to the Assignee according to this Agreement and all rights and obligations thereunder.

1.2           As of the effective date of this Agreement upon execution by all Parties (the “Effective Date”), unless otherwise provided in this Agreement, the Assignor agrees to assign all of the Assigned Contracts to the Assignee, cause Beijing Huaqianshu to deregister the original share pledge (the Assignor as pledgee) with relevant administrative authorities for industry and commerce within three (3) days as of the date hereof in accordance with relevant laws and regulations, and register the establishment of share pledge (the Assignee as pledgee) in accordance with this Agreement. The Assignor hereby agrees that all expenses required for such assignment shall be respectively borne by the Assignor and the Assignee according to laws and regulations.  If not specified by any law and regulation, each of the Assignor and the Assignee shall bear 50% of such expenses.

1.3           The Assignment Consent Parties hereby agree and acknowledge the assignment of all the Assigned Contracts and all rights and obligations thereunder by the Assignor to the Assignee.

1.4           Each Party hereby agrees and acknowledges that, after the execution of this Agreement, if: i) the registered capital of the Assignor is contributed in full within designated period of time upon approval and the Assignor continues to legally exist; or ii) the Assignor re-obtains its business license in accordance with laws after cancellation of this business license, the Assignee shall reassign all the Assigned Contracts and all the rights and obligations agreed under such Assigned Contracts to the Assignor immediately and unconditionally upon the Assignor’s notice.

2.             Obligations of the Parties

2.1           Obligations of the Assignor

1)     The Assignor shall duly perform the obligations to assign the Assigned Contracts according to Article 1 of this Agreement;

2)     The Assignor shall keep confidential all commercial secrets of the Assignee known to the Assignor as a result of execution and performance of this Agreement;

3)     The Assignor agrees that on the Effective Date, it shall deliver all records in relation to the Assigned Contracts to the Assignee or the representative designated by it.  However, if the Assignor is required by law to keep the originals of any such records, the Assignor shall deliver the photocopies of such records to the Assignee, and covenant to provide evidences certifying that the photocopies are the same with the originals within a reasonable period of time upon the request of the Assignee;

4)     The Assignor shall bear all relevant tax and expenses in relation to the performance of this Agreement according to laws and regulations; and

5)     The Assignor shall provide assistance to the Assignee in connection with all the formalities related to share pledge, including without limitation, deregistration of share pledge and registration of establishment of share pledge with administration for industry and commence.

2.2           Obligations of the Assignee

1)     The Assignee shall bear all relevant tax and expenses in relation to the performance of this Agreement according to laws and regulations;

2)     The Assignee shall keep confidential all commercial secrets of the Assignor known to the Assignee as a result of execution and performance of this Agreement;

3)     The Assignee shall exercise its rights strictly in compliance with the Assigned Contracts and fully and promptly perform its obligations under the Assigned Contracts, after the duly assignment of the Assigned Contracts from the Assignor to the Assignee according to the provisions of this Agreement; and

4)     The Assignee shall assign the Assigned Contracts and all the rights and obligations thereunder to Assignor in strict accordance with this Agreement under circumstances provided in Article 1.4 hereof, and shall provide assistance in connection with all the formalities related to share pledge, including without limitation, deregistration of share pledge and registration of establishment of share pledge with administration for industry and commence.

2.3           Obligations of the Assignment Consent Parties

1)     The Assignment Consent Parties shall keep confidential all commercial secrets of the Assignor known to the Assignment Consent Parties as a result of execution and performance of this Agreement;

2)     The Assignment Consent Parties shall exercise their rights strictly in compliance with the Assigned Contracts and fully and promptly perform their obligations under the Assigned Contracts, after the duly assignment of the Assigned Contracts from the Assignor to the Assignee according to the provisions of this Agreement; and

3)     The Assignment Consent Parties shall consent to the assignment of the Assigned Contracts and all the rights and obligations thereunder from the Assignee to the Assignor under circumstances provided in Article 1.4 hereof, and shall provide assistance in connection with all the formalities related to share pledge, including without limitation, deregistration of share pledge and registration of establishment of share pledge with administration for industry and commence.

3.            Representations and Warranties

3.1           The Assignor and the Assignment Consent Parties jointly represents and warrants that:

3.1.1        Unless otherwise disclosed herein, the assignment of all the Assigned Contracts is not subject to any statutory restriction or any prior consent from any third party.  The execution and performance of this Agreement by the Assignor has obtained all internal corporate approvals and relevant China governmental approvals requisite for execution of this Agreement or has performed all other procedures to obtain approvals from the government authorities.  The Assignor’s performance of the obligations hereunder has not been and will not be: (i) in violation with any effective laws, regulations, rules and regulatory instruments of the PRC, (ii) in violation with the articles of association of the Assignor, (iii) in contravention with any contract to which the Assignor is a party or binding upon any assets or properties of the Assignor.  This Agreement, once effective, shall constitute legal, valid and binding obligations upon the Assignor and the Assignment Consent Parties and can be enforced against them according to the terms hereof .

3.1.2        There exists no pending, threatening or potential lawsuits, claims, complaints, arbitrations, administrative procedures or other legal proceedings that are causing or may cause adverse effect on, delay in, restriction or impediment to the performance of the obligations hereunder by the Assignor.

3.1.3        All records, documents and materials that the Assignor delivers to the Assignee according to this Agreement shall be true and complete, and shall reflect the true status of all the Assigned Contracts that the Assignor assigns to the Assignee hereunder as of the Effective Date of this Agreement.

3.1.4        The Assigned Contracts shall not cause the Assignee to assume any liabilities or contingent liabilities not disclosed in this Agreement.

3.1.5        As of the Effective Date of this Agreement, all the Assigned Contracts shall be valid and effective, and the Assignor and the Assignment Consent Parties shall assume joint and several guarantee liabilities for the legality and validity of the Assigned Contracts.

3.1.6        The accounting materials and financial information that the Assignor provides to the Assignee (if any) shall be true and reliable, without any false or misleading statements.

3.1.7        Neither the Assignor nor its senior management staffs are involved in any material litigations, arbitrations or other situations that might be held liable according to laws that are directly in connection with the Assigned Contracts contemplated to be assigned.

3.1.8        All the representations and warranties made by the Assignor and the Assignment Consent Parties herein are true, complete and accurate.

3.2           The Assignee represents and warrants that:

3.2.1        The Assignee is a limited liability company duly established in China under the PRC laws.

3.2.2        The execution and performance of this Agreement by the Assignee have obtained all approvals and authorizations requisite for the execution hereof. The Assignee’s performance of the obligations hereunder is not in violation with any effective laws, regulations, rules and regulatory instruments of the PRC, and is not in violation with the articles of association of the Assignee.

3.2.3        This Agreement, once effective, shall constitute legal, valid and binding obligations upon the Assignee and can be enforced against it according to the terms hereof

3.2.4        All the representations and warranties made by the Assignee herein are true, complete and accurate.

4.             Termination of This Agreement, Default Liability and Indemnification

4.1           If any Party hereto breaches its obligations hereunder (the “Breaching Party”), the other Parties (the “Non-breaching Party”) may delivers a written notice to the Breaching Party requesting it to rectify such breach.  The Breaching Party shall cease the breach within thirty (30) days after the receipt of such notice and indemnify the Non-breaching Parties all their losses incurred therefrom.

4.2           If any Non-breaching Party grants any grace or exemption to any breach by the Breaching Party or delays in the exercise of its rights under the laws or this Agreement, it shall not be deemed as the waiver of its rights by such Non-breaching Party.

4.3           The Assignor and the Assignment Consent Parties shall indemnify, defend and hold harmless the Assignee against any and all claims, indemnifications, liabilities, expenses and fees, including but not limited to reasonable legal fees, that the Assignee or its senior management staff, managers, directors, shareholders, members, representatives, agents and employees should bear for the litigations or legal proceedings between any indemnifying party and any indemnified party, or between any  indemnified party and any third party, which are caused by the breach of any statutory or contractual representations, warranties or other covenants hereunder by the Assignor or the Assignment Consent Parties or any disputes or any litigations brought by any third parties in respect of the Assigned Contracts prior to the closing.

4.4           This Article shall survive the termination of this Agreement.

5.             Exemption Clause

The non-performing Party shall not assume any default liability when such Party is unable to perform or fully perform all relevant obligations under this Agreement due to occurrence of force majeure (including earthquake, typhoon, flood, fire, war and governmental administrative actions of interference).

6.             Amendment and Changes to this Agreement

The amendments and changes to this Agreement and the appendices attached hereto shall take effect only after executed by the Parties in writing.

7.             Appendices

Appendices of the Agreement shall be integral parts of this Agreement and shall have the same legal effect with this Agreement.

8.             Effectiveness of this Agreement

This Agreement shall come into effect upon signing and affixed with seals by all the Parties.

9.             Governing Law

All matters in respect of the conclusion, effectiveness, construction, performance hereof and the dispute resolution hereunder shall be governed by the laws of the People’s Republic of China.

10.          Dispute Resolution

Any disputes arising out of or in connection with this Agreement shall be resolved by the Parties through consultation.  If the Parties fail to reach an agreement through consultation, such disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the then effective arbitration rules of the arbitration commission. The language for the arbitration shall be in Chinese. The arbitral award shall be final and binding upon the Parties.

11.          Entire Agreement

This Agreement and its appendices shall constitute the entire agreement among the Parties with respect to the assignment of the Assigned Contracts.

12.          Severability of this Agreement

If any provision herein is held to be invalid or unenforceable due to confliction with laws, such provision shall only be null and void to the extent such laws apply and shall not affect the legal effect of other provisions in this Agreement.

13.          Further Assurance

To accomplish the assignment of the Assigned Contracts as agreed hereunder, all the Parties shall take appropriate actions, execute and deliver instruments and documents and complete all reasonable and necessary actions required to perform this Agreement

14.          Miscellaneous

14.1         The Parties may enter into supplementary agreements in writing.  The supplementary agreements in relation to this Agreement duly signed by the Parties shall be integral parts of this Agreement and shall have the same legal effect with this Agreement.

14.2         This Agreement shall be executed in nine (9) originals.  Each Party shall retain one original, with same legal effect.

(Signature Page to Follow)

[Signature Page]

ASSIGNOR:

BEIJING MIYUAN INFORMATION TECHNOLOGY CO., LTD.

(Company Seal) [seal: Beijing Miyuan Information Technology Co., Ltd.]

By:	/s/ Haiyan Gong

Name: Haiyan Gong

Title: Authorized representative

ASSIGNEE:

MIYUAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD.

(Company Seal) [seal: Miyuan (Shanghai) Information Technology Co., Ltd.]

By:	/s/ Haiyan Gong

Name: Haiyan Gong

Title: Authorized representative

[Signature Page]

ASSIGNMENT CONSENT PARTIES:

HAIYAN GONG		XU LIU

By:	/s/ Haiyan Gong	By:	/s/ Xu Liu

YONGQIANG QIAN		QINGJUN ZHU

By:	/s/ Yongqiang Qian	By:	/s/ Qingjun Zhu

CHENG LI		FUPING YU

By:	/s/ Cheng Li	By:	/s/ Fuping Yu

BEIJING HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD.
(Company Seal) [seal: Beijing Huaqianshu Information Technology Co., Ltd.]

By:	/s/ Haiyan Gong

Name: Haiyan Gong

Title: Authorized representative

Appendix 1

List of Assigned Contracts

No.	Agreements	Parties	Execution Date
1.	Exclusive Technology License and Services Agreement	(1) Beijing Huaqianshu Information Technology Co., Ltd.; (2) Beijing Miyuan Information Technology Co., Ltd.	February 17, 2011
2.	Exclusive Purchase Option Agreement

(1) Beijing Huaqianshu Information Technology Co., Ltd.;

(2) Beijing Miyuan Information Technology Co., Ltd.;

(3) Haiyan Gong;

(4) Xu Liu;

(5) Yongqiang Qian;

(6) Cheng Li;

(7) Fuping Yu;

(8) Qingjun Zhu.

February 17, 2011
3.	Shareholders’ Voting Rights Entrustment Agreement

(1) Beijing Huaqianshu Information Technology Co., Ltd.;

(2) Beijing Miyuan Information Technology Co., Ltd.;

(3) Haiyan Gong;

(4) Xu Liu;

(5) Yongqiang Qian;

(6) Cheng Li;

(7) Fuping Yu;

(8) Qingjun Zhu.

February 17, 2011
4.	Equity Pledge Agreement

(1) Beijing Huaqianshu Information Technology Co., Ltd.;

(2) Beijing Miyuan Information Technology Co., Ltd.;

(3) Haiyan Gong;

(4) Xu Liu;

(5) Yongqiang Qian;

(6) Cheng Li;

(7) Fuping Yu;

(8) Qingjun Zhu.

February 17, 2011

No.	Agreements	Parties	Execution Date
5.	Loan Agreement	(1) Haiyan Gong; (2) Yu Zhang; (3) Beijing Miyuan Information Technology Co., Ltd.	February 17, 2011
6.	Contract Assignment Agreement

(1) Miyuan (Shanghai) Information Technology Co., Ltd.;

(2) Beijing Miyuan Information Technology Co., Ltd.;

(3) Haiyan Gong;

(4) Xu Liu;

(5) Yongqiang Qian;

(6) Cheng Li;

(7) Fuping Yu;

(8) Qingjun Zhu.

April 5, 2011